EXHIBIT 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated November 11, 2004 appearing in the Annual Report on Form 10-KSB of Skylynx Communications, Inc. (formerly StarCom Wireless Networks, Inc.) for the year ended June 30, 2004 and to all references to our Firm included in this Registration Statement.

/s/ Cordovano and Honeck, P.C.
Cordovano and Honeck, P.C.
Denver, Colorado
January 3, 2005